UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2018

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Hologic, Inc. (“Hologic” or the “Company”) announced that Robert W. McMahon, the Company’s Chief Financial Officer, tendered his resignation and will be leaving the Company on August 2, 2018, to pursue another opportunity.

Hologic also announced on July 31, 2018 that Karleen M. Oberton, who currently serves as the Company’s Corporate Vice President, Finance and Accounting and Chief Accounting Officer, has been promoted to Chief Financial Officer, effective August 1, 2018.

Ms. Oberton joined Hologic in 2006 as Corporate Controller, and was promoted to Corporate Vice President, Finance and Accounting and Chief Accounting Officer in 2015. In this role, she was responsible for the global finance organization, including controllership functions, financial planning and analysis, and shared services. Before joining Hologic, Ms. Oberton served as Senior Corporate Controller of Immunogen from 2004 to 2006. Prior to that, she was a Senior Audit Manager in Ernst & Young’s Life Science practice and in Arthur Andersen’s High Technology practice. Ms. Oberton was an active Certified Public Accountant for more than 18 years. She holds a Bachelor of Science in Business Administration from Merrimack College.

The Compensation Committee of the Board of Directors has approved an increase in Ms. Oberton’s annual base salary to $450,000, effective August 1, 2018, as well as a target annual bonus opportunity equal to 75% of her new annual base salary, effective for fiscal 2018. She will be eligible to receive the annual fall equity grant with a value commensurate to her position as Chief Financial Officer.

The Company has entered into a Severance and Change of Control Agreement with Ms. Oberton dated July 31, 2018 (the “Severance and Change of Control Agreement”). The Severance and Change of Control Agreement is substantially similar to the severance and change of control agreements the Company has entered into with certain of the Company’s other senior executive officers, other than the Chief Executive Officer, the terms of which are described in the Company’s most recently-filed proxy statement. The foregoing description of Ms. Oberton’s Severance and Change of Control Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference.

There are no family relationships between Ms. Oberton and any director or executive officer of the Company, and she has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Exhibit Number	Description

10.1	Severance and Change of Control Agreement dated July 31, 2018 by and between Karleen M. Oberton and Hologic, Inc.

99.1	Press Release dated July 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2018	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel